UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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AIP ALTERNATIVE STRATEGIES FUNDS

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Hatteras Funds Appoints Robert Murphy
Director of Risk Management for AIP

RALEIGH, North Carolina (July 15, 2009) – Hatteras Funds, a leading provider of unique alternative investment solutions for financial professionals, today announced the appointment of Robert Murphy to the new position of Director of Risk Management for Alternative Investment Partners, LLC, (AIP) the investment advisor to  AIP Mutual Funds. On July 7, 2009, Hatteras entered into a definitive agreement to acquire a majority stake in AIP and the transaction is expected to be completed in August.  Murphy was a former Managing Director at Ivy Asset Management LLC.

In this new leadership position, Murphy will be responsible for risk management for the AIP Mutual Funds, including implementation of a rigorous institutionalized risk management process for the AIP Mutual Funds, which provide a fund-of-hedge funds strategy in open-end mutual funds. Murphy will also be responsible for creating, maintaining and improving risk reporting for investment related activity at the company.

“Bob Murphy brings a wealth of hedge fund and risk management knowledge to the Hatteras team.  His 26 years of experience will add value for our clients bringing them best-in-class risk reporting and consulting, and he will help develop new products that should meet the needs of this new era of financial services,” said Hatteras chief executive David Perkins. Lee Schultheis, CEO of AIP noted, “We’re excited about the enhancements he’ll bring to AIP in advising the AIP Mutual Funds, and the contributions he’ll make to the firm across the board.”

Murphy joins Hatteras from Ivy Asset Management LLC, a division of BNY Mellon Asset Management, where he was a Managing Director working in the Investments and Investment Products and Strategy groups and was responsible for investment research and assisted with product development and portfolio management. Prior to joining Ivy Asset Management in 2008, Murphy was a Partner and Director of Risk Management at Meridian Capital Partners, where he worked in various senior capacities since 2001.  At the time of his departure in 2008, he was in charge of Meridian Capital’s quantitative research and risk management functions and served as Chairman of the firm’s Multi-Disciplinary Risk Management Committee.

Previously, Murphy held senior fixed income investment banking positions with A.G. Edwards, Cowen & Company, Donaldson, Lufkin & Jenrette and Bear Stearns & Co., Inc.  Murphy received his B.A. and M.B.A. degrees from the State University of New York at Albany.  He is a Chartered Financial Analyst charter holder (CFA) and has also earned the right to use the Financial Risk Manager (FRM) and Chartered Alternative Investment Analyst (CAIA) designations.  Murphy will be based in Raleigh, North Carolina.

Hatteras Funds Appoints Robert Murphy
Director of Risk Management
July 15, 2009

About Hatteras Funds
Hatteras strives to be a world-class provider of unique alternative investment solutions for financial professionals. Hatteras and its affiliated entities were founded in 2003 to give investors the ability to access institutional-quality alternative investments with confidence. Hatteras partners with alternative investment teams whose unique skill, experience and investment focus enable us to design, structure and deliver investment products that solve specific portfolio needs. We empower investors by delivering the strategies, managers, process discipline and quality that are typically only available to portfolios with more than $1 billion in assets.

Hatteras Funds and its affiliated companies had $1.3 billion in assets under management as of May 31, 2009.

For more information about Hatteras Funds visit http://www.hatterasfunds.com.

About AIP
Founded in 2002, Alternative Investment Partners, LLC, the investment advisor to AIP Mutual Funds is a provider of open-end mutual funds of hedge fund strategies.  Its two funds, Alpha Hedged Strategies Fund (TICKER SYMBOL: ALPHX) and Beta Hedged Strategies Fund (TICKER SYMBOL: BETAX), employ a multi-manager approach to a variety of hedged alternative investment strategies. Each strategy is managed in a liquid portfolio of its own securities, using the limited amounts of leverage and short-selling allowable in open-end mutual funds.

The Funds utilize the talents of highly specialized hedge fund managers as sub-advisors in executing their alternative investment strategies. With features inherent in mutual funds – daily liquidity, access and no investor qualification – they allow a wider range of investors to access the portfolio diversification benefits of hedge funds, and still have those investments be liquid.  The Funds provide broad exposure to a variety of active management hedged strategies.

AIP managed approximately $300 million in assets as of June 30, 2009.

For more information about AIP Funds visit http://www.aipfunds.com

Funds Disclosure
The Funds’ investment objectives, risks, charges and expenses must be considered carefully before investing. The prospectus contains this and other important information about these investment companies, and it may be obtained by calling 1-877-LOW-BETA (569-2382), or visiting our website as www.aipfunds.com. Read it carefully before investing.

Hatteras Funds Appoints Robert Murphy
Director of Risk Management
July 15, 2009

About Risk:
Certain hedging techniques and leverage employed in the management of the Funds may accelerate the velocity of possible losses.  Short selling involves the risk of potentially unlimited increase in the market value of the security sold short, which could result in potentially unlimited loss for the Funds.  Derivatives involve investment exposure that may exceed the original cost and a small investment in derivatives could have a large potential impact on the performance of the Funds.  Options held in the Funds may be illiquid and the fund manager may have difficulty closing out a position. The Funds may also invest in:

•	smaller capitalized companies - subject to more abrupt or erratic market movements than larger, more established companies;
•	foreign securities, which involve currency risk, different accounting standards and are subject to political instability;
•	securities limited to resale to qualified institutional investors, which can affect their degree of liquidity;
•
shares of other investment companies that invest in securities and styles similar to the Funds, resulting in a generally higher investment cost than  from investing directly in the underlying shares of these funds.

The Funds intend to utilize these individual securities and hedging techniques in matched combinations that are designed to neutralize or offset the individual risks of employing these techniques separately. Some of these matched strategies include merger arbitrage, long/short equity, convertible bond arbitrage and fixed-income arbitrage. There is no assurance that these strategies will protect against losses.  The Funds are non-diversified and therefore may invest in the securities of fewer issuers than diversified funds at any one time; as a result, the gains and losses of a single security may have a greater impact on each Fund’s share price.

Because the Funds are fund-of-funds, your cost of investing in the Funds will generally be higher than the cost of investing directly in the shares of the mutual funds in which it invests.  By investing in the Funds, you will indirectly bear your share of any fees and expenses charged by the underlying funds, in addition to indirectly bearing the principal risks of the funds.  Please refer to the prospectus for more information about the Funds, including risks, fees and expenses.

Mutual fund investing involves risk; loss of principal is possible.  Please consult an investment professional for advice regarding your particular circumstances.  An investment in the Funds may not be suitable for all investors.

Current and future portfolio holdings are subject to risk.

References to other mutual funds should not be interpreted as an offer of these securities.

AIP Funds are distributed by Quasar Distributors, LLC.
Hatteras Funds are distributed by Hatteras Capital Distributors, LLC.

Hatteras Funds Appoints Robert Murphy
Director of Risk Management
July 15, 2009

AIP Mutual Funds plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the transaction and related matters. Shareholders are urged to read the Proxy Statement carefully when it is available.

Shareholders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Proxy Statement (when it is available) by calling 1-866-241-6192.